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                                    BYLAWS
                                      OF
                             TKC ACQUISITION CORP.


                                  ARTICLE 1.

                             SHAREHOLDERS MEETINGS

     Section 1.1.  Annual Meetings. Annual meetings of shareholders shall be
                   ---------------
held each year at a time and place selected by the Board of Directors for the purposes of electing the directors of the Company and transacting such other business as properly may be brought before the meeting.

     Section 1.2.  Special Meetings. Special meetings of the shareholders, for
                   ----------------
any purpose or purposes, unless otherwise prescribed by law or by the Charter, shall be held upon the call of the Board of Directors, the Chairman, the Chief Executive Officer, or shareholders owning capital stock of the Company representing at least ten percent (10%) of the votes of all capital stock of the Company entitled to vote at such meeting. Special meetings of shareholders shall be held on such date and at such time and place, within or without the State of Tennessee, as may be fixed from time to time by the person or persons calling such meetings. The date, time and place of all meetings shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. If no designation is made, the place of the meeting shall be the principal business offices of the corporation.

     Section 1.3.  Notices. Written or printed notice of each shareholders'
                   -------
meeting stating the place, date and hour of the meeting shall be given to each shareholder of record entitled to vote thereat by, or at the direction of, the Chief Executive Officer, the Secretary or the officer or person calling such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting. If said notice is for a shareholders' meeting other than an annual meeting, it shall in addition state the purpose or purposes for which said meeting is called, and the business transacted at such meeting shall be limited to the matters so stated in said notice and any matters reasonably related thereto. If an annual or special shareholders' meeting is adjourned to a different date, time, or place, notice of the new date, time, or place need not be given if the new date, time, or place is
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announced at the meeting before adjournment. However, if a new record date for the adjourned meeting is or must be fixed under Section 1.5 herein, notice of the adjourned meeting must be given to persons who are shareholders as of the new record date.

     Section 1.4.  Record Date. The Board of Directors, in order to determine
                   -----------
the shareholders entitled to notice of or to vote at any meeting of the shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, may fix in advance a record date that may not be more than seventy (70) days before the meeting or action requiring a determination of shareholders. Only such shareholders as shall be shareholders of record on the date fixed shall be entitled to such notice of or to vote at such meeting or any adjournment thereof, or to receive payment of any such dividend or other distribution or allotment of any rights, or to exercise any such rights in respect of stock, or to take any such other lawful action, as the case may be, notwithstanding any transfer of any stock on the books of the corporation after any such record date fixed as aforesaid. The record date shall apply to any adjournment of the meeting except that the Board of Directors shall fix a new record date for the adjourned meeting if the meeting is adjourned to a date more than 120 days after the date fixed for the original meeting. If the Board of Directors fails to fix a record date, the record date shall be fixed in the manner provided in the Tennessee Business Corporation Act.

     Section 1.5.  Voting Lists. The officer or agent who has charge of the
                   ------------
stock transfer books of the Company shall prepare, at least ten (10) days before every meeting of shareholders, a complete list of the shareholders entitled to vote thereat arranged in alphabetical order and showing the address and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any such shareholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held and at the registered office of the Company. The list shall also be produced and kept at

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the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The original stock transfer books shall be a prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholder. Failure to comply with the requirements of this section shall not affect the validity of any action taken at said meeting.

     Section 1.6.  Quorum. Subject to any express provision of law or the
                   ------
Charter, a majority of the votes entitled to be cast by all shares voting together as a group shall constitute a quorum for the transaction of business at all meetings of the shareholders. Whenever a class of shares or series of shares is entitled to vote as a separate voting group on a matter, a majority of the votes entitled to be cast by each voting group so entitled shall constitute a quorum for purposes of action on any matter requiring such separate voting. Once a share is represented, either in person or by proxy, for any purpose at a meeting other than solely to object to holding a meeting or transacting business at the meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is set for the adjourned meeting.

     Section 1.7.  Adjournment of Meetings. The holders of a majority of the
                   -----------------------
voting shares represented at a meeting, or the Chairman of the Board, whether or not a quorum is present, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. If after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each shareholder of record entitled to vote at the adjourned meeting.

     Section 1.8.  Vote Required. When a quorum exists, action on a matter
                   -------------
(other than the election of directors) by a voting group is approved if the votes cast within the voting group favoring the action exceed the votes cast opposing the action, unless the Charter, a bylaw authorized by the Charter or express provision of law requires a grater number of affirmative votes. Unless otherwise provided in the Charter, directors are elected by a plurality of

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the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present.

     Section 1.9.  Voting Entitlement of Shares. Unless otherwise provided in
                   ----------------------------
the Charter, each shareholder, at every meeting of the shareholders, shall be entitled to cast one vote, either in person or by written proxy, for each share standing in his or her name on the books of the corporation as of the record date. A shareholder may vote his or her shares in person or by proxy. An appointment of proxy is effective when received by the Secretary of the Company or other officer or agent authorized to tabulate votes and is valid for eleven
(11) months unless a longer period is expressly provided in the appointment of proxy form. An appointment of proxy is revocable by the shareholder unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     Section 1.10.  Action by Shareholders Without a Meeting. Action required or
                    ----------------------------------------
permitted by the Tennessee Business Corporation Act to be taken at a shareholders' meeting may be taken without a meeting. If all shareholders entitled to vote on the action consent to taking such action without a meeting, the affirmative vote of the number of shares that would be necessary to authorize or take such action at a meeting is the act of the shareholders. The action must be evidenced by one or more written consents describing the action taken, signed by each shareholder entitled to vote on the action, in one or more counterparts, indicating each signing shareholder's vote or abstention on the action, and delivered to the corporation for inclusion in the minutes or filing with the corporate records.

                                   ARTICLE 2.

                               BOARD OF DIRECTORS

     Section 2.1.  General Powers. Subject to the Charter, bylaws approved by
                   --------------
the shareholders and any lawful agreement between the shareholders, all corporate powers shall be exercised by or under the authority of, and the business and affairs of the corporation managed under the direction of, the Board of Directors.

     Section 2.2.  Number and Tenure. The Board of Directors shall consist of
                   -----------------
not less than one (1) member, the exact number of

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directors to be fixed from time to time by resolution of the Board of Directors or the Shareholders. Directors shall be elected at the annual meeting of shareholders and their terms shall expire at the next annual meeting of shareholders; provided, however, that despite the expiration of a director's term he or she shall continue to serve until a successor is duly elected and qualified or until there is a decrease in the number of directors.

     Section 2.3.  Qualifications of Directors. Directors shall be natural
                   ---------------------------
persons who have attained the age of 25 years but need not be residents of the State of Tennessee. All directors shall be shareholders or the Chief Executive Officer or President of the corporation.

     Section 2.4.  Vacancy on the Board. A vacancy on the Board of Directors may
                   --------------------
be filled by majority vote of the remaining directors.

     Section 2.5.  Committees. The Board of Directors may, by resolution,
                   ----------
designate from among its members one or more committees. Each committee shall consist of one or more directors, except that committees appointed to take action with respect to indemnification of directors, directors' conflicting interest transactions or derivative proceedings shall consist of two or more directors qualified to serve pursuant to the Tennessee Business Corporation Act. Any such committee, to the extent specified by the Board of Directors, Charter, or bylaws, shall have and may exercise all of the powers and authority of the Board of Directors, except that no such committee may (1) approve or propose to the shareholders action that the Tennessee Business Corporation Act requires to be approved by the shareholders, (2) fill vacancies on the Board of Directors or any of its committees, (3) amend the Charter, (4) adopt, amend or repeal bylaws or (5) approve a plan of merger.

     Section 2.6.  Meetings. The Board of Directors shall meet annually, without
                   --------
notice, immediately following and at the same place as the annual meeting of shareholders. Regular meetings of the Board of Directors or any committee may be held between annual meetings without notice at such time and at such place, within or without the State of Tennessee, as from time to time shall be determined by the Board of Directors or committee, as the case may be, but in any event no less frequently than quarterly. The

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Chairman or any two (2) directors may call a special meeting of the directors at any time by giving each director two (2) days notice. Such notice may be given orally or in writing. If given in writing, it is effective when received or five days after its deposit in the mail if mailed with first-class postage pre-paid and correctly addressed. Neither the business to be transacted at, nor the purpose of, any regular or special meeting need be specified h the notice or any waiver of notice.

     Section 2.7.  Quorum and Voting. At all meetings of the Board of Directors
                   -----------------
or any committee thereof, a majority of the directors then in office shall constitute a quorum for the transaction of business. The affirmative vote of a majority of the directors present at any meeting at which there is a quorum at the time of such act shall be the act of the Board of Directors or of the committee, except as might be otherwise specifically provided by statute or by the Charter or bylaws.

     Section 2.8.  Action Without Meeting. Action required or permitted by the
                   ----------------------
Tennessee Business Corporation act to be taken at a meeting of the Board of Directors may be taken without a meeting. If all directors consent to taking such action without a meeting, the affirmative vote of the number of directors that would be necessary to authorize or take such action at a meeting is the act of the Board of Directors. The action must be evidence by one or more written consents describing the action taken, signed by each director in one or more counterparts, indicating each signing director's vote or abstention on the action, and included in the minutes or filed with the corporate records reflecting the action taken. Action taken under this paragraph is effective when the last director signs the consent, unless the consent specifies a different effective date.

     Section 2.9.  Remote Participation in a Meeting. Unless otherwise
                   ---------------------------------
restricted by the Charter or the bylaws, any meeting of the Board of Directors may be conducted by the use of any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means is deemed to be present in person at the meeting.

     Section 2.10.  Compensation of Directors. The Board of Directors may fix
                    -------------------------
the compensation of the directors for their

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services as directors. No provision of these bylaws shall be construed to preclude any director from serving the corporation in any other capacity and receiving compensation therefore.

     Section 2.11.  Removal of Directors by Shareholders. Any one or more
                    ------------------------------------
directors may be removed from office, with or without cause, at any meeting of shareholders with respect to which notice of such purpose has been given. A removed director's successor may be elected at the same meeting or time to serve the unexpired term.

                                   ARTICLE 3.

                                    NOTICES

     Section 3.1.  Notice. Whenever, under the provisions of the Charter or of
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these bylaws or by law, notice is required to be given to any director or shareholder, it shall not be construed to require personal notice, but such notice may be given in writing, by mail, or by telegram, telex or facsimile transmission and such notice shall be deemed to be effective when received, or when delivered, properly addressed, to the addressee's last known principal place of business or residence, or three (3) days after the same shall be deposited in the United States mail if mailed with first-class postage prepaid and correctly addressed or on the date shown on the return receipt, if sent by registered or certified mail, and the receipt is signed by or on behalf of the addressee. Notice to any director or shareholder may also be oral if oral notice is reasonable under the circumstances. If these forms of personal notice are impractical, notice may be communicated by a newspaper of general circulation in the area where published, or by radio, television, or other form of public broadcast communication.

                                   ARTICLE 4.

                                    OFFICERS

     Section 4.1.  Appointment.  At each annual meeting of directors, the Board
                   -----------
of Directors shall elect a Chief Executive Officer, a President, and a Secretary. The Chairman of the Board shall have the authority to appoint such other officers as he shall deem necessary, who shall exercise such powers and perform such duties, not inconsistent with the Charter and these bylaws, as

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shall be determined from time to time by the Board of Directors or the Chairman.
Any number of offices may be held by the same person unless the Charter or these bylaws otherwise provide. The appointment of an officer does not itself create contract rights.

     Section 4.2.  Resignation and Removal of Officers. An officer may resign at
                   -----------------------------------
any time by delivering notice to the corporation and such resignation is effective at the time specified in the notice or, if no time is specified, when the notice is delivered. The Chairman of the Board may remove any officer at any time with or without cause, subject to ratification by the Board of Directors.

     Section 4.3.  Vacancies. Any vacancy in office resulting from any cause may
                   ---------
be filled by the Board of Directors or by any officer authorized by these bylaws to appoint such officer.

     Section 4.4.  Powers and Duties. Each officer has the authority and shall
                   -----------------
perform the duties set forth below or, to the extent consistent with these bylaws, the duties prescribed by the Board of Directors or by direction of an officer authorized by the Board of Directors to prescribe the duties of other officers.

          (a) Chief Executive Officer. Except as otherwise provided in these
              -----------------------
bylaws or by the Board of Directors, the Chief Executive Officer of the corporation shall be responsible for the administration of the corporation, including general supervision of the policies of the corporation and general and active management of the financial affairs of the corporation. He or she shall have the power to make and execute contracts on behalf of the corporation and to delegate such power to others. He or she also shall have such powers and perform such duties as are specifically imposed on him or her by law and as may be assigned to him or her by the Board of Directors. The Chief Executive Officer shall, at each regular meeting of the Board of Directors and at such other times as the Board of Directors shall request, report to the Board of Directors concerning the business and operations of the corporation.

          (b) President. Any officer designated as President shall be the Chief
              ---------
Operating Officer of the Corporation, and shall have such powers and perform such duties as a specifically imposed on him or her by law and as may be assigned to him or her by the Board

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of Directors, the Chairman, the Chief Executive Officer, or these bylaws.

          (c) Vice Presidents or Executive Vice Presidents. The Vice Presidents
              --------------------------------------------
or Executive Vice Presidents, if any, shall perform such duties, not inconsistent with the Charter or these bylaws, as vice presidents customarily perform and shall perform such other duties and shall exercise such other powers, not inconsistent with the articles or incorporation or these bylaws, as the Chief Executive Officer or the Board of Directors may from time to time designate. The Vice President or Executive Vice President, in the absence or disability or at the direction of the Chief Executive Officer, shall perform the duties and exercise the powers of the Chief Executive Officer. If the corporation has more than one Vice President, the one designated as the Executive Vice President by the Board of Directors shall act in lieu of the Chief Executive Officer, or, in the absence of any such designation, then the Vice President first elected shall act in lieu of the Chief Executive Officer.

          (d) Secretary. The Secretary shall attend all meetings of the
              ---------
shareholders and all meetings of the Board of Directors and shall record all votes and minutes of all proceedings in books to be kept for that purpose, and shall perform like duties for the standing committees when required. He or she shall have custody of the corporate seal of the corporation, shall have the authority to affix the same to any instrument the execution of which on behalf of the corporation under its seal is duly authorized and shall attest to the same by his or her signature whenever required. The Board of Directors may give general authority to any other officer to affix the seal of the corporation and to attest to the same by his or her signature. The Secretary shall give, or cause to be given, any notice required to be given of any meetings of the shareholders, the Board of Directors and of the standing committees when required. The Secretary shall cause to be kept such books and records as the Board of Directors, the Chairman of the Board or the Chief Executive Officer may require and shall cause to be prepared, recorded, transferred, issued, sealed and canceled certificates of stock as required by the transactions of the corporation and its shareholders. The Secretary shall attend to such correspondence and shall perform such other duties as may be incident to the office of a Secretary of a corporation or as may be assigned to him or her by

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the Board of Directors, the Chairman of the Board or the Chief Executive
Officer.

          (e) Treasurer. Except as otherwise provided in these bylaws or by the
              ---------
Board of Directors, any officer designated as Treasurer shall be charged with the management of . financial affairs of the corporation. He or she shall perform such duties, not inconsistent with the Charter or these bylaws, as treasurers usually perform and shall perform such other duties and shall exercise such other powers, not inconsistent with the Charter or these bylaws, as the Board of Directors, the Chairman of the Board or the Chief Executive Officer may from time to time designate and shall render to the Chairman of the Board, the Chief Executive Officer and to the Board of Directors, whenever requested, an account of the financial condition of the corporation. Without limiting the generality of the foregoing, the Treasurer shall, at e&ch regular meeting of the Board of Directors, report to the directors concerning the Company's financial condition, and shall prepare and deliver to each director an unaudited balance sheet as of the last day of the calendar month immediately preceding the month during which the meeting is held, together with unaudited statements of income and cash flow for the three most recently completed calendar months.

          (f) Assistant Vice President. Assistant Secretary and Assistant
              ------------------------
Treasurer. Any person designated as Assistant Vice President, Assistant Secretary and Assistant Treasurer, in the absence or disability of any Vice President, the Secretary or the Treasurer, respectively, shall perform the duties and exercise the powers of those offices, and, in general, they shall perform such other duties as shall be assigned to them by the Board of Directors or by the person appointing them. Specifically the Assistant Secretary may affix the corporate seal to all necessary documents and attest the signature of any officer of the corporation.

          Section 4.5.  Delegation of Authority. In case of the absence of any
                        -----------------------
officer of the corporation or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, any or all of the powers or duties of such officer to any other officer, assistant officer or to any director.

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                                  ARTICLE 5.

                                 CAPITAL STOCK

          Section 5.1.  Share Certificates. Unless the Charter or these bylaws
                        ------------------
provide otherwise, the Board of Directors may authorize the issue of some or all of the shares of any or all of its classes or series with or without certificates. Unless the Tennessee Business Corporation Act provides otherwise, there shall be no differences in the rights and obligations of shareholders based on whether or not their shares are represented by certificates.

          In the event that the Board of Directors authorizes shares with certificates, each certificate representing shares of stock of the corporation shall be in such form as shall be approved by the Board of Directors and shall set forth upon the face thereof the name of the corporation and that it is organized under the laws of the State of Tennessee, the name of the person to whom the certificate is issued, and the number and class of shares and the designation of the series, if any, the certificate represents. The Board of Directors may designate any one or more officers to sign each share certificate, either manually or by facsimile. In the absence of such designation, each share certificate must be signed by the Chief Executive Officer or a Vice President and the Secretary or an Assistant Secretary. If the person who signed a share certificate, either manually or in facsimile, no longer holds office when the certificate is issued, the certificate is nevertheless valid.

          Section 5.2.  Record of Shareholders. The corporation or an agent
                        ----------------------
designated by the Board of Directors shall maintain a record of the corporation's shareholders in a form that permits preparation of a list of names and addresses of all shareholders, in alphabetical order by class or shares showing the number and class of shares held by each shareholder.

          Section 5.3.  Lost Certificates. In the event that a share certificate
                        -----------------
is lost, stolen or destroyed, the Board of Directors may direct that a new certificate be issued in place of such certificate. When authorizing the issue of a new certificate, the Board of Directors may require such proof of loss as it may deem appropriate as a condition precedent to the issuance thereof, including a requirement that the owner of such lost, stolen or

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destroyed certificate, or his or her legal representative, advertise the same in such manner as the Board of Directors shall require and/or that he or she give the corporation a bond in such sum as the Board of Directors may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen or destroyed.

          Section 5.4.  Transfers of Shares. Transfers of shares of the capital
                        -------------------
stock of the corporation shall be made only upon the books of the corporation by the registered holder thereof, or by his or her duly authorized attorney, or with a transfer clerk or transfer agent appointed as provided in Section 5.5 hereof, and, in the case of a share represented by certificate, on surrender of the certificate or certificates for such shares properly endorsed and the payment of all taxes thereon.

          Section 5.5.  Transfer Agents and Registrars. The Board of Directors
                        ------------------------------
may establish such other regulations as it deems appropriate governing the issue, transfer, conversion and registration of stock certificates, including appointment of transfer agents, clerks or registrars.

                                   ARTICLE 6.

                         INDEMNIFICATION AND INSURANCE

          Section 6.1.  Indemnification of Directors. Each person who was, is,
                        ----------------------------
or is threatened to be, made a party to or is otherwise involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, formal or informal, any appeals therefrom, and any inquiry or investigation that could lead to such an action, suit or proceeding (hereinafter a "Proceeding"), by reason of the fact he or she, or a person of whom he or she is a legal representative, is or was a director of the corporation, shall be indemnified and held harmless by the corporation to the fullest extent authorized by the Tennessee Business Corporation Act, as the same exists or may hereafter be amended (the "Code"), against any and all costs, charges and expenses (including attorneys' and others' fees), judgments, taxes, fines, penalties, and amounts paid or to be paid in settlement actually and reasonably incurred or suffered by such director in connection with any Proceeding. Such indemnification shall continue as to a director who has ceased to be a director and

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shall inure to the benefit of the director's heirs, executors and administrators. The right to indemnification under these bylaws shall be a contract right and shall include the right to be paid by the corporation the expenses actually and reasonably incurred by the director in advance of the final disposition of a Proceeding; provided, however, that if the Code so requires, the payment of expenses incurred by a director in advance of the final disposition of a Proceeding shall be made only upon delivery to the corporation by the director of (i) a written affirmation of his good faith belief that he is entitled to indemnification and advancement of expenses and (ii) a written undertaking, executed personally or on his or her behalf, to repay all amounts advanced if it is ultimately determined that he or she is not entitled to indemnification for such expenses under these bylaws or otherwise. The indemnification and advancement of expenses provided by, or granted pursuant to, these bylaws shall not be deemed exclusive of any other right to which those seeking indemnification may be entitled under the Charter or any law, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while serving as a director. Any repeal or amendment of this Article 6 by the shareholders of the corporation or by changes in applicable law shall, to the extent permitted by applicable law, be prospective only, and shall not adversely affect the indemnification of any person who may be indemnified at the time of such repeal or amendment.

          Section 6.2.  Officers. Employees and Agents. The corporation may
                        --------
indemnify and advance expenses to officers, employees and agents of the corporation to the same extent as directors of the corporation.

          Section 6.3.  Insurance. The corporation may purchase and maintain
                        ---------
insurance, at its expense, on behalf of an individual who is or was a director, officer, employee or agent of the corporation or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise, against liability asserted against or incurred by him or her in any such capacity or arising from his or her status as a director, offer, employee or agent, whether or not the corporation would have power

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to indemnify him or her against the same liability under this Article 6.

                                   ARTICLE 7.

                               GENERAL PROVISIONS

          Section 7.1.  Seal. The corporation may have a seal, which shall be in
                        ----
such form as the Board of Directors may from time to time determine. In the event that the use of the seal is at any time inconvenient, the signature of an officer of the corporation, followed by the word "Seal" enclosed in parenthesis, shall be deemed the seal of the corporation.

          Section 7.2.  Voting Shares in Other Corporations. In the absence of
                        -----------------------------------
other arrangements by the Board of Directors, shares of stock issued by another corporation whether or not owned or controlled by the corporation, whether in a fiduciary capacity or otherwise, may be voted by the Chief Executive Offer or any Vice President, in the absence of action by the Chief Executive Officer, in the same order as they preside in the absence of the Chief Executive Officer, or, in the absence of action by the Chief Executive Officer or any Vice President, by any other officer of the corporation, and such person may execute the aforementioned powers by executing proxies and written waivers and consents on behalf of the corporation.

          Section 7.3.  Amendment of Bylaws. These bylaws may be amended or
                        -------------------
repealed and new bylaws may be adopted at any time by the affirmative vote of a majority of the directors then in office or by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Company.

                                   ARTICLE 8.

                                EMERGENCY BYLAWS

          Section 8.1.  Emergency Bylaws. This Article shall be operative during
                        ----------------
any emergency resulting from some catastrophic event that prevents a quorum of the Board of Directors or any committee thereof from being readily assembled (an "emergency"), notwithstanding any different or conflicting provisions set forth elsewhere in these bylaws or in the Charter. To the extent not

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inconsistent with the provisions of this Article, the bylaws set forth elsewhere herein and the provisions of the Charter shall remain in effect during such emergency, and upon termination of such emergency, the provisions of this Article shall cease to be operative.

          Section 8.2.  Meetings. During any emergency, a meeting of the Board
                        --------
of Directors or any committee thereof may be called by any director, or by the Chief Executive Officer, any Vice President, the Secretary or the Treasurer (the "Designated Officers") of the corporation. Notice of the time and place of the meeting shall be given by any available means of communication by the person calling the meeting to such of the directors and/or designated officers as may be feasible to reach. Such notice shall be given at such time in advance of the meeting as, in the judgment of the person calling the meeting, circumstances permit.

          Section 8.3.  Quorum. At any meeting of the Board of Directors or any
                        ------
committee thereof called in accordance with this Article, the presence or participation of two directors, one director and a designated officer, or two designated officers shall constitute a quorum for the transaction of business.

          Section 8.4.  Bylaws. At any meeting called in accordance with this
                        ------
Article, the Board of Directors or committee thereof, as the case may be, may modify, amend or add to the provisions of this Article so as to make any provision that may be practical or necessary for the circumstance of the emergency.

          Section 8.5.  Liability. Corporate action taken in good faith in
                        ---------
accordance with the emergency bylaws may not be used to impose liability on a director, officer, employee or agent of the corporation.

          Section 8.6.  Repeal or Change. The provisions of this Article shall
                        ----------------
be subject to repeal or change by further action of the Board of Directors or by action of shareholders, but no such repeal or change shall modify the provisions of the immediately proceeding Section of this Article with regard to action taken prior to the time of such repeal or change.

Adopted _______________, 1997.

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